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                                                                   EXHIBIT 10.8

                        REAL ESTATE PURCHASE AGREEMENT
                        ------------------------------

     THIS REAL ESTATE PURCHASE AGREEMENT (hereinafter referred to as this "Agreement") is made and entered into as of the 6th day of June, 1997, by and between COLLATERAL AGENCY, INC., an Alabama corporation, its successors or assigns, (hereinafter referred to as the "Purchaser"), and NEW SOUTH FEDERAL SAVINGS BANK, a federal savings bank (hereinafter referred to as the "Seller").

     In consideration of the mutual warranties, covenants and obligations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Purchaser and the Seller agree as follows:

     1.   AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions of
          ------------------------------
this Agreement, the Seller agrees to sell and the Purchaser agrees to purchase that certain real estate described on Exhibit A of this Agreement, together with all improvements located on the real estate, if any, and to assign all leases to which said real estate is subject, including without limitation those leases described on Exhibit B hereto, and all easements, rights of way and appurtenances belonging or appertaining to the real estate but subject to the exceptions described therein which for all purposes hereunder shall constitute Permitted Exceptions (collectively, the "Property").

     2.   PURCHASE PRICE AND EARNEST MONEY. The purchase price for the Property
          --------------------------------
shall equal ONE MILLION ONE HUNDRED TWENTY THOUSAND and NO/100 Dollars ($1,120,000.00) (the "Purchase Price"). On the Closing Date (as defined in
Section 14 of this Agreement), the Purchaser shall pay the Purchase price to the Seller in cash by a cashier's check or by the wire transfer of immediately available federal funds, subject to the credits and adjustments described below. The Purchaser shall deposit One Thousand and No/100 Dollars ($1,000.00) (the "Earnest Money") with the Seller upon its execution of this Agreement. The Purchase Price, less deductions for the Earnest Money, credits and prorations, shall be paid at Closing in cash or by cashiers check, except that any indebtedness which shall be satisfied at Closing rather than assumed by Purchaser shall be paid directly to the appropriate lender out of the Purchase Price proceeds. (The closing of the sale contemplated by this Agreement shall be referred to herein as the "Closing").

     3.   EARNEST MONEY ESCROW AGENT. Purchaser hereby authorizes Seller to hold
          --------------------------
the Earnest Money in trust for Purchaser and Seller pending the fulfillment of this Agreement. In the event both Purchaser and Seller claim the Earnest Money, the Seller may interplead the disputed portion of the Earnest Money in court.

     4.   EFFECTIVE DATE. The "Effective Date" of this Agreement shall be the
          --------------
date of execution and delivery thereof by the last party to execute this Agreement.

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     5.   TITLE COMMITMENT. Within five (5) days after the Effective Date, the
          ----------------
Purchaser shall obtain, at the Seller's cost and expense, a commitment for Title Insurance (the "Title Commitment") for an ALTA Form B Owner's Policy of Title Insurance (the "Title Policy") from Surety Land Title, Inc. or such other title company satisfactory to the Purchaser (the "Title Company") dated after the Effective Date, proposing to insure the Purchaser, and committing to insure the Property in the amount of the Purchaser Price. It is a condition precedent to Purchaser's obligation to consummate this sale that the Title Commitment shall insure Purchaser that Seller owns marketable, insurable and record fee simple title to the Property free and clear of all liens and encumbrances except the current year's ad valorem taxes. The Title Commitment shall show all matters affecting title to the Property, including all exceptions, easements, restrictions, rights-of-way, covenants, reservations, encumbrances and other conditions affecting the Property which will appear in the Title Policy.

     6.   TITLE OBJECTIONS. Within five (5) days after the Purchaser's receipt
          ----------------
of the Title Commitment, the Purchaser shall give notice to the Seller of any matters contained in the Title Commitment to which the Purchaser objects. Any matters which the Title Company identifies as conditions to the issuance of the Title Policy shall automatically constitute objections by the Purchaser. Any matters in the Title Commitment to which the purchaser does not object shall constitute "Permitted Exceptions."

     7.   SURVEY. Intentionally omitted.
          ------

     8.   SURVEY OBJECTIONS. Intentionally omitted.
          -----------------

     9.   CURING OBJECTIONS. The Seller shall have five (5) days after its
          -----------------
receipt of the notice specified in Section 6 of this Agreement to use its good faith efforts to cure the objections to the satisfaction of the Purchaser. If the Seller gives the Purchaser notice that the Seller cannot cure the objections or if the Seller fails to cure the objections within 30 days, the Purchaser shall have the right (a) to extend the Seller's period for curing the objections, (b) to waive any one or more of the objections and proceed to closing, or (c) to terminate this Agreement and receive back all of the Earnest Money, plus interest, if any.

     10.  INVESTIGATIONS. From the Effective Date until the closing or the
          --------------
termination of this Agreement, the Purchaser and its representatives shall have the right to enter upon the Property to conduct investigations, including soil tests; engineering, planning and feasibility studies; environmental inspections. The Purchaser, in the conduct of its investigation, shall not interfere unreasonably with any existing operations on the Property or on the adjacent property. The Purchaser shall indemnify and hold the Seller harmless from any injury or damage to any person or property caused by the Purchaser's agents or employees performing any investigation pursuant to the terms of this Section 10. Should this transaction not close for any reason, Purchaser will deliver to Seller such copies of studies, reports and investigations as are acquired by it under this Agreement.
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     11.  DUE DILIGENCE PERIOD. The Purchaser shall have a period of fifteen
          --------------------
(15) days after the Effective Date (the "Due Diligence Period") to determine the suitability of the Property for the Purchaser's intended. If the Purchaser, in its sole discretion, elects not to proceed with the purchase of the Property, the Purchaser shall give the Seller notice of termination or before the expiration of the Due Diligence Period.

     12.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. The Seller
          -------------------------------------------------------
represents, warrants and covenants to the Purchaser as follows:

     (a)  TITLE. Seller has, or will acquire, good, marketable, insurable and
          -----
          record fee simple title to the Property free and clear of all liens, rights of possession and encumbrances, except as set forth on the Title Commitment;

     (b)  PROCEEDINGS. The Seller has received no written notice of (1) any
          -----------
          proposed public improvements or condemnations which may result in special assessments or in any reduction in the usefulness of the Property or (2) any plans or requirements for the alteration or correction of any existing conditions of the Property;

     (c)  OTHER LAWS. The Seller has received no written notice of the violation
          ----------
          of any other applicable law, ordinance, regulation or rule relating to the Property;

     (d)  HAZARDOUS MATERIALS. To the best of Seller's knowledge, there are no
          -------------------
          hazardous waste or toxic materials, asbestos or environmental pollutants on the Property, nor has the Property been contaminated by any such materials, nor, to Seller's knowledge, are any such materials located on adjacent properties, whether or not owned by Seller, nor are there any materials which would cause Purchaser to expend any money to remove any said materials or pollutants under any federal, state and/or local laws and/or ordinances;

     (e)  POSSESSION. Seller will deliver possession to Purchaser at Closing
          ----------
          free and clear from the rights of others, except any leases disclosed to the Purchaser on Exhibit B hereto;

     (f)  FOREIGN PERSON. Seller is not a foreign person within the meaning of
          --------------
          Sections 7701(a)(1) and 7701(a)(5) of the Internal Revenue Code;

     (g)  TAX ASSESSMENT. The Property is presently assessed at "fair market"
          --------------
          value and is not subject to any so called "roll back" taxes and will not be subject to such "roll back" taxes because of Purchaser's contemplated use of the Property; and

     (h)  ZONING. The Property is currently zoned to permit office uses.
          ------

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

     The representations and warranties contained in this Section 12 shall survive closing and the delivery of the deed.

     13.  CONDITIONS TO CLOSING.  Unless waived by Purchaser, all of the
          ---------------------
Purchaser's liabilities and obligations to purchase the Property shall depend on the satisfaction of the conditions set forth below.

     (a)  TITLE TO PROPERTY.  On or before the Closing Date, Seller shall be
          -----------------
     vested with good and marketable fee simple title to the Property subject to Permitted Exceptions as provided herein.

     (b)  GOVERNMENTAL AUTHORIZATIONS.  On or before the Closing Date, the
          ---------------------------
     Purchaser shall have obtained from all governmental authorities all applicable authorizations, permits, variances and sanctions, including (without limitation) construction, architecture, health, access (including adequate ingress and egress to public thoroughfares and curb and median cuts), parking and signage (including free-standing signs and building signs of the type, style and size) for its intended use without the imposition of conditions unsatisfactory to the Purchaser. In addition, the Purchaser shall have obtained from Seller, prior to closing, the Seller's approval of all building and signage plans associated with the Property.

     (c)  CONDITION OF THE PROPERTY.  On or before the expiration of the Due
          -------------------------
     Diligence Period, the Purchaser shall have determined the suitability of the soil or ground of the Property and that the Purchaser can lay out and construct upon the Property all proposed improvements at costs and in a manner satisfactory to the Purchaser.

     (d)  ENVIRONMENTAL STUDY.  On or before the expiration of the Due Diligence
          -------------------
     Period, the Purchaser shall have the option to obtain a Phase One environmental risk assessment report on the Property, giving no evidence of hazardous waste, regulated materials, or environmental contamination of any kind regarding the Property which could result in economic hardship or monetary loss.

     (e)  UTILITIES.  On or before the expiration of the Due Diligence Period,
          ---------
     the Purchaser shall have determined the availability of adequate public utilities to the Property.

     If the foregoing conditions are not met, the Purchaser shall have the right either to waive applicable conditions or terminate this Agreement upon notice to the Seller. In that event, the Purchaser shall receive back all of the Earnest Money (plus interest, if any).

     14.  CLOSING DATE.  The closing shall take place at the office of the
          ------------
Purchaser's attorney on a date specified by the Purchaser within five (5) days after the expiration of the Due Diligence Period. The parties shall cause the preparation of the documentation for the closing sufficiently in advance to allow for the execution of all closing documents by the authorized representatives

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

of the parties prior to the Closing Date. Neither party shall have the obligation to have an authorized representative physically present at the closing.

     15.  CLOSING DOCUMENTS.  The Seller shall deliver the following documents
          -----------------
on the Closing Date:

     (a)  WARRANTY DEED.  The Seller shall deliver a statutory warranty deed,
          -------------
     executed and acknowledged by the Seller and conveying to the Purchaser good and marketable title to the Property, free and clear of all restrictions, easements, liens, encroachments, and encumbrances except the Permitted Exceptions.

     (b)  TITLE POLICY.  The Seller shall furnish, at the Seller's sole cost and
          ------------
     expense, an ALTA Form B Owner's Policy of Title Insurance issued by the Title Company issuing the Commitment. The amount of title insurance shall equal the Purchase Price (plus any additional amount purchased by the Purchaser) and the title policy shall guarantee the Purchaser's title to the Property as good and marketable, subject only to (1) the Permitted Exceptions, (2) taxes for the current year and subsequent years, (3) unrecorded governmental rights and regulations, including (without limitation) building and zoning ordinances, and (4) shortages in area.

     (c)  AFFIDAVITS.  On the Closing Date, the Seller shall deliver to the
          ----------
     Purchaser and the Title Company, if requested, one or more affidavits that
     (1) the Seller is not a "foreign person" as defined by the Internal Revenue Code of 1986, as amended, (2) no outstanding materialman's or mechanic's lien rights exist regarding the Property, and (3) the Seller has paid all utility charges, if any, regarding the Property.

     16.  CLOSING COSTS.  The Seller and the Purchaser shall allocate and
          -------------
prorate all closing costs as follows:

          (a)  TAXES AND RENTS.  The Seller and the Purchaser shall prorate all
               ---------------
          taxes, assessments and rents to the Closing Date; provided, however, to the extent the Property is subject to any so called "roll back" taxes, the Seller shall pay all such taxes levied for prior years. If the Closing Attorney cannot determine the current year's taxes as of the Closing Date, the Seller and the Purchaser shall base the proration on the previous year's taxes, with an adjustment between the Seller and the Purchaser when the current year's taxes become known. The obligations of this Section 16(a) shall survive the closing of this transaction and the delivery of the deed.

          (b)  FEES AND COSTS.  The Seller shall pay any and all charges of the
               --------------
          Title Company, except as provided above. The Purchaser and the Seller shall pay their respective attorney's fees.

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

          (c)  OTHER COSTS.  The Purchaser shall pay all costs for recording the
               -----------
          warranty deed.

     17.  POSSESSION.  On the Closing Date, the Seller shall deliver exclusive
          ----------
possession of the Property to the Purchaser coincident with the closing, free, clear and discharged of possession or use and the right of possession or use by any and all individuals and entities, and released of any and all dower, curtesy and homestead rights.

     18.  COMMISSIONS.  Each party represents and warrants to the other that no
          -----------
real estate or other brokerage commissions or fees are due in connection with the sale contemplated by this Agreement as a result of any action of either party. Each party hereby indemnifies and shall hold harmless the other for any costs or liability resulting from said party's contact with any real estate broker.

     19.  PURCHASER'S REMEDIES.  If the Seller breaches this Agreement, the
          --------------------
Purchaser's remedies shall consist of the termination of this Agreement and, thereafter, the receipt of an immediate refund of the Earnest Money (plus interest, if any) or, in the Purchaser's sole discretion, specific performance of this Agreement.

     20.  SELLER'S REMEDIES.  In the event (i) all of Seller's representations
          -----------------
and warranties are true as herein provided, (ii) all of the covenants and obligations which are required to be performed by Seller in this Agreement are fully performed, (iii) all of the contingencies and conditions precedent to Purchaser's obligation to close the transaction contemplated hereby are fulfilled to Purchaser's sole satisfaction, and (iv) performance of this Agreement is tendered by Seller and Purchaser fails or refuses to consummate the sale through no fault of Seller, Seller shall have the right to receive the Earnest Money as full, final and complete liquidated damages for the breach of this Agreement, such sum to be retained by Seller in the amount of damages that both Seller and Purchaser presume that Seller would sustain by reason of any default by Purchaser, since Seller and Purchaser both recognize that the actual damages sustained by Seller would be difficult, impractical or impossible to determine.

     21.  WAIVER.  The failure of a party to insist in any one or more instances
          ------
on the performance of any terms or conditions of this Agreement shall not operate as a waiver of any future performance of that term or condition.

     22.  GOVERNING LAW.  Notwithstanding the place where the parties execute
          -------------
this Agreement, the internal laws of Alabama shall govern the construction of the terms and the application of the provisions of this Agreement.

     23.  ENTIRE AGREEMENT.  This Agreement shall be construed and interpreted
          ----------------
in accordance with the laws of the State of Alabama. This Agreement may not be modified or amended except by an agreement in writing signed by Seller and Purchaser. Each person executing this Agreement warrants and represents that he is fully authorized to do so by the party

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

in whose behalf he has signed. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties. Multiple counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall have the full force and effect of an original executed instrument.

     24.  HEADINGS. The headings used in this Agreement appear strictly for the
          --------
parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provision of this Agreement.

     25.  BINDING EFFECT.  This Agreement binds and inures to the benefit of the
          --------------
parties and their respective successors, legal representatives, heirs and permitted assigns.

     26.  AMENDMENTS.  No amendments to this Agreement shall become effective or
          ----------
binding on the parties, unless agreed to in writing by all of the parties.

     27.  CONSTRUCTION.  The parties acknowledge that the parties and their
          ------------
counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     28.  TIME.  Time constitutes an essential part of each and every part of
          ----
this Agreement.

     29.  ADDITIONAL PROVISIONS.  This contract represents the entire Agreement
          ---------------------
between the parties. All statements and representations heretofore made are of no effect whatever and cannot be relied upon, unless set forth in this contract.

     IN WITNESS WHEREOF, the parties hereto have hereunto signed and sealed this instrument on the day and year first above written.

                                        SELLER:

                                        NEW SOUTH FEDERAL SAVINGS BANK

Date: June 6, 1997                      By: /s/ Robert J. Davis, Jr.
      -------------                        -----------------------------
                                           Robert J. Davis, Jr.
                                           Its Vice President

                                   PURCHASER:

                                   COLLATERAL AGENCY, INC.


Date: June 6, 1997                 By: T.H. Mclaughlin, Jr.
      --------------                  ------------------------
                                       T.H. Mclaughlin, Jr.
                                   Its Vice President
                                       -----------------------


STATE OF ALABAMA     )

COUNTY OF JEFFERSON  )

     I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Robert J. Davis, Jr., whose name as Vice President of New South Federal Savings Bank, a corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that being informed of the contents thereof, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal, this the 6th day of June, 1997.

                                            /s/ Roberta W. Whittington
                                           ----------------------------
                                           Notary Public

                                           My Commission Expires: 2-11-2001
                                                                 ------------

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

STATE OF ALABAMA     )

COUNTRY OF JEFFERSON )

     I, the undersigned, a Notary Public in and for said Country, in said
State, hereby certify that T.H. McLaughlin, Jr., whose name as Vice President of Collateral Agency, Inc., a corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal, this the 6th day of June, 1997.

                                            /s/ Roberta W. Whittington
                                            -------------------------------
                                            Notary Public

                                            My Commission Expires: 2-11-2001
                                                                   ---------

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